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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:


   We consent to the use of our report dated April 22, 2019, with respect to the Genworth Life and Annuity Insurance Company statutory financial statements, included in the Statement of Additional Information which is part of the registration statement (No. 333-62695) on Form N-4 and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

   Our report relating to the Company's financial statements, dated April 22, 2019, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Virginia State Corporation Commission, Bureau of Insurance (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company's financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.


Richmond, Virginia
April 26, 2019

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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:

   We consent to the use of our report dated April 17, 2019, with respect to the financial statements of the subaccounts that comprise the Genworth Life & Annuity VA Separate Account 1, included in the Statement of Additional Information which is part of the registration statement (No. 333-62695) on Form N-4 and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Richmond, Virginia
April 26, 2019

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